EXHIBIT 23

Consent of independent REGISTERED PUBLIC ACCOUNTING FIRM

FNBH Bancorp, Inc.

Howell, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-46244) of FNBH Bancorp, Inc. of our report dated March 31, 2015, relating to the consolidated financial statements of FNBH Bancorp, Inc., which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Grand Rapids, Michigan

March 31, 2015